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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest Event Reported) August 22, 1995



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                           HOST MARRIOTT CORPORATION
            (Exact Name of Registrant as Specified in its Charter)



        Delaware                        1-5664                53-0085950
     (State or Other
Jurisdiction of Incorporation)  (Commission FileNumber)   (I.R.S. Employer
                                                          Identification Number)


                 10400 Fernwood Road, Bethesda, Maryland 20817
              (Address of Principle Executive Offices) (Zip Code)

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       Registrant's Telephone Number, Including Area Code (301) 380-9000
         (Former Name or Former Address, if changed since last report.)


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                                    FORM 8-K


Item 2.  Acquisition or Disposition of Assets

         On August 22, 1995, the Registrant acquired the 491-room Dallas/Fort Worth Airport Marriott (the "Hotel") for $44 million. The purchase was funded from the proceeds of a draw on the Registrant's $230 million secured, seven year revolving and term loan facility. The Hotel was purchased from the Potomac Hotel Limited Partnership, for which the Registrant is the sole general partner. The Registrant expects the Hotel to generate Earnings Before Interest Expense, Taxes, Depreciation, and Amortization (EBITDA) of approximately $6.6 million for the full year 1995.

Item 7.  Financial Statements and Exhibits

         (a) and (b) Financial statements of acquired business and pro forma financial information.

                 It is impracticable for the Registrant to provide the required financial statements at the time of this filing. The Registrant will file such financial statements by amendment no later than November 6, 1995 as permitted under Item 7 of Form 8-K. Pro forma financial information of the Registrant incorporating the acquisition of the Hotel was previously filed in the Registrant's Form 8-K/A dated August 29, 1995.


         (c) Exhibit 99 - Purchase and Sale Agreement among Potomac Hotel Limited Partnership, as Seller, and Host Marriott Corporation, as Purchaser.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        HOST MARRIOTT CORPORATION

                                        By:      /s/ JEFFREY P. MAYER
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                                                  Jeffrey P. Mayer
                                               Senior Vice President,
                                           Finance and Corporate Controller
                                              (Chief Accounting Officer)


Date:  September 6, 1995